UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 05, 2026

PORTILLO'S INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40951	87-1104304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Spring Road, Suite 400, Oak Brook, Illinois 60523
(Address of principal executive offices)
(630) 954-3773
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	PTLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Jill Waite as Chief People Officer

On October 5, 2026, Portillo’s, Inc. (the “Company”) and Jill Waite, the Company’s Chief People Officer, agreed that Ms. Waite will depart from the Company effective November 1, 2026 (“Termination Date”).

Ms. Waite’s departure from the Company will be treated as a qualifying termination entitling her to certain benefits under the Company’s Senior Executive Severance Plan (the “SESP”). The Company intends to enter into a Separation Agreement with Ms. Waite at a later date, which the Company expects will include a general release of claims and certain customary protective covenants in favor of the Company, including certain confidentiality, non-competition, employee and customer non-solicitation, non-disparagement provisions, and an agreement to cooperate and assist with claims (the “Release”). The Company also expects that the Separation Agreement will provide for the payment of accrued obligations and, subject to Ms. Waite’s timely execution and non-revocation of the Release, for compensation to be paid consistent with the terms and conditions of the SESP as follows: (a) an amount in cash equal to Ms. Waite’s Annual Base Salary, which shall be payable in substantially equal installments over the applicable Severance Period in accordance with the Company’s normal payroll practices; (b) any earned 2026 Annual Bonus, prorated and payable in a lump sum in cash on the date on which the Company pays out the applicable Annual Bonus; (c) if Ms. Waite timely elects COBRA coverage, reimbursement for the cost of health insurance continuation coverage under COBRA in excess of the cost that employees are otherwise required to pay for health insurance benefits under the plan until the earlier of (i) the end of the COBRA Period and (ii) the date on which Ms. Waite obtains comparable alternative insurance coverage; and (d) outplacement services for up to 12 months from the Termination Date, up to a maximum value of $25,000. In addition, Ms. Waite’s outstanding stock option awards granted to her on August 7, 2019 will remain exercisable until the 10th anniversary of the grant date.

Additionally, and subject to the timely execution and non-revocation of the Release, the Company expects that the Separation Agreement will provide for Ms. Waite’s 19,795 and 6,282 Restricted Stock Units, which were scheduled to vest on April 15, 2027 and May 2, 2027, respectively, to vest effective as of November 2, 2026. Any other equity awards that are outstanding as of the Termination Date will be forfeited effective on the date following the Termination Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Portillo's Inc.
(Registrant)

Date: October 6, 2026	By:	/s/ Kevin Kalicak
Kevin Kalicak
Chief Financial Officer and Treasurer (Principal Financial Officer)